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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in Registration Statements No. 33-17368, No. 33-17369 and No. 33-31193 of Cupertino National Bancorp on Forms S-8 of our report dated January 18, 1994, included in this Annual Report on Form 10-K of Cupertino National Bancorp for the year ended December 31, 1994.



/s/ DELOITTE & TOUCHE LLP

San Jose, California
March 28, 1995